Exhibit 5.1

[Letterhead of]

Cravath, Swaine & Moore LLP

[New York Office]

May 12, 2017

Martin Marietta Materials, Inc.

Registration Statement on Form S-3

Dear Ladies and Gentlemen:

We have acted as counsel to Martin Marietta Materials, Inc., a North Carolina corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933 (the “Securities Act”), relating to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of: (i) shares of common stock of the Company, $0.01 par value per share (the “Common Stock”); (ii) shares of preferred stock of the Company, $0.01 par value per share (the “Preferred Stock” and, together with the Common Stock, the “Stock”); (iii) senior debt securities (the “Senior Debt Securities”) to be issued under a Senior Indenture to be entered into between the Company and Regions Bank, as trustee (the “Senior Indenture”); (iv) subordinated debt securities (the “Subordinated Debt Securities”, and together with the Senior Debt Securities, the “Debt Securities”), to be issued by the Company under a Subordinated Indenture to be entered into between the Company and a commercial bank to be selected by the Company, as trustee (the “Subordinated Indenture”, and together with the Senior Indenture, the “Indentures” and each, an “Indenture”, forms of which Indentures are filed as exhibits to the Registration Statement); and (v) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”, and together with Debt Securities and Stock, the “Securities”).

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, certificates of corporate officers and government officials and such other documents as we have deemed necessary or appropriate for the purposes of this opinion. As to various questions of fact material to this opinion, we have relied upon representations of officers or directors of the Company and documents furnished to us by the Company without independent verification of their accuracy. We have also assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

Based upon and subject to the foregoing, and assuming that: (i) the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will have become effective and will comply with all applicable laws; (ii) the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws; (iv) all Debt Securities will be issued and sold in compliance with all applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (v) none of the terms of any Debt Security to be established subsequent to the date hereof, nor the issuance and delivery of such Debt Security, nor the compliance by the Company with the terms of such Debt Security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company; (vi) a definitive purchase, underwriting or similar agreement with respect to any Debt Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (vii) any Debt Securities issuable upon conversion, exchange or exercise of any Security being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise, we are of opinion that:

1. With respect to Debt Securities to be issued by the Company under the applicable Indenture, assuming the applicable Indenture has been duly authorized and validly executed and delivered by the applicable Trustee (as defined below), when (a) the trustee under the Senior Indenture or the trustee under the Subordinated Indenture (each a “Trustee”), as applicable, is qualified to act in such capacity under the applicable Indenture, (b) the applicable Indenture has been duly authorized and validly executed and delivered by the Company to the applicable Trustee, (c) the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (d) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board” ) has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters and (e) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the applicable Board, upon payment of the consideration therefor provided for therein, such Debt Securities will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law).

We express no opinion herein as to any provision of any Indenture or the Debt Securities that (a) relates to the subject matter jurisdiction of any Federal court of the United States of America, or any Federal appellate court, to adjudicate any controversy related thereto, (b) contains a waiver of an inconvenient forum, (c) relates to the waiver of rights to jury trial or (d) provides for indemnification, contribution or limitations on liability. We also express no opinion as to (i) the enforceability of the provisions of any Indenture or the Debt Securities to the extent that such provisions constitute a waiver of illegality as a defense to performance of contract obligations or any other defense to performance which cannot, as a matter of law, be effectively waived or (ii) whether a state court outside the State of New York or a Federal court of the United States would give effect to the choice of New York law provided for therein.

We are admitted to practice only in the State of New York and express no opinion as to matters governed by any laws other than the laws of the State of New York and the Federal laws of the United States of America. In particular, we do not purport to pass on any matter governed by the laws of the State of North Carolina. Insofar as the opinions expressed herein relate to or depend upon matters governed by the laws of the State of North Carolina as they relate to the Company, we have relied upon and assumed the correctness of, without independent investigation, the opinion of Robinson, Bradshaw & Hinson, P.A., which is being delivered to you and filed with the Commission as an exhibit to the Registration Statement.

We understand that we may be referred to under the heading “Legal Matters” in the prospectus and in a supplement to the prospectus forming a part of the Registration Statement, and we hereby consent to such use of our name in said Registration Statement and to the use of this opinion for filing with said Registration Statement as Exhibit 5.1 thereto. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Cravath, Swaine & Moore LLP

Martin Marietta Materials, Inc.

    2710 Wycliff Road

        Raleigh, North Carolina 27607

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